UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act OF 1934

Date of Report (Date of Earliest Event Reported):  May 6, 2014

STRATEX OIL & GAS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Colorado	333-164856	94-3364776
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 Echo Lake Road, Watertown, CT	06795
(Address of principal executive offices)	(Zip Code)

713-353-4786
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.

Merger Agreement

On May 6, 2014, Stratex Oil & Gas Holdings, Inc. (“we” or “Stratex”), Richfield Oil & Gas Company (“Richfield”) and Richfield Acquisition Corp., a wholly-owned subsidiary of Stratex (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, subject to the satisfaction or waiver of certain conditions, Merger Sub will merge with and into Richfield (the “Merger”), with Richfield surviving as a wholly owned subsidiary of Stratex.

Upon the consummation of the Merger, each outstanding share of Richfield common stock (other than shares held by those Richfield stockholders properly exercising dissenters rights) will be converted into the right to receive shares of Stratex common stock in an amount to be determined by the application of a formula set forth in the Merger Agreement. Based on the number shares of Richfield common stock outstanding on May 6, 2014, each outstanding share of Richfield common stock (other than shares held by those Richfield stockholders properly exercising dissenters rights) would be converted into 1.009 shares of Stratex common stock. However, the number of shares of Stratex common stock that may actually be issued with respect to a share of Richfield common stock is subject to decrease based on the formula set forth in the Merger Agreement in the event additional shares of Richfield common stock are issued prior to the consummation of the Merger, including, subject to certain limited exceptions, shares of Richfield common stock issued upon exercise of Richfield’s outstanding warrants or upon conversion of Richfield’s outstanding convertible notes. No fractional shares of Stratex common stock will be issued in the Merger and Richfield’s stockholders will receive cash in lieu of fractional shares.

Stratex will file a registration statement on Form S-4 to register with the Securities and Exchange Commission (“SEC”) all shares of common stock issuable to the Richfield stockholders upon consummation of the Merger.

Under the Merger Agreement, Richfield is required to take such action as may be necessary so that each outstanding warrant to purchase shares of Richfield common stock will be converted into the right to purchase shares of Stratex common stock, with an adjustment in the number of shares and exercise price per share corresponding to the ratio of the number of shares of Stratex common stock issuable for each share of Richfield common stock upon consummation of the Merger. Richfield is also required by the Merger Agreement to take such action as may be necessary so that each outstanding convertible note which is convertible into shares of Richfield common stock will instead become convertible into shares of Stratex common stock, also adjust by the ratio of the number of shares of Stratex common stock issuable for each share of Richfield common stock upon consummation of the Merger.

Stratex and Richfield each made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants by each of Stratex and Richfield to, subject to certain exceptions, conduct its business in the ordinary course during the interim period between the execution of the Merger Agreement and the consummation of the Merger.

The obligation of the parties to consummate the Merger is subject to customary closing conditions, including, among other things, (1) the approval and adoption of the Merger Agreement by Richfield’s stockholders; (2) the absence of legal restraints and prohibitions; (3) the effectiveness of the registration statement on Form S-4 to be filed with the SEC, and (4) the exchange of all outstanding shares of Stratex’ Series A Preferred Stock for 7,000,000 shares of Stratex common stock.

The obligation of Richfield to consummate the Merger is also subject to (1) Stratex having $5,000,000 of cash on hand and (2) Stratex having advanced all of the funds under the Loan Agreement described below which Richfield has become entitled to receive.

The obligation of Stratex to consummate the Merger is also subject to (1) Richfield’s liabilities (excluding liabilities under the Loan Agreement described below, capital leases, deferred rent obligations and plugging and abandonment liabilities) not exceeding $6,500,000 immediately prior to the closing (which $6,500,000 limit may be increased by up to an aggregate amount of $500,000 in field-related payables so long as there are corresponding field-related receivables and/or deposits), (2) Richfield having either extended the maturity/payment dates for a period of one year beyond the effective time of the Merger (two years in the case of one noteholder), or reached an accommodation with the holders of Richfield’s outstanding promissory notes, in a manner acceptable to Stratex, and (3) Richfield’s chief executive officer having resigned and having entered into a consulting agreement satisfactory to Stratex.

The obligation of each party to consummate the Merger is also conditioned upon the other party’s representations and warranties being true and correct (subject to certain materiality exceptions), the other party having performed in all material respects its material obligations under the Merger Agreement and the other party having not suffered a material adverse effect.

Although it is anticipated that all of these conditions will be satisfied, there can be no assurance as to whether or when all of the conditions will be satisfied or, where permissible, waived. Management cautions investors against making investment decisions based on any expectation that the proposed Merger will be consummated, because, in its view, such expectation is speculative.

The Merger Agreement requires Richfield to call and hold a special stockholder meeting to approve the Merger and, subject to certain exceptions, requires Richfield’s board of directors to recommend that Richfield’s stockholders approve and adopt the Merger Agreement. Prior to the approval and adoption of the Merger Agreement by Richfield’s stockholders, Richfield’s board of directors may, upon receipt of a Superior Proposal (as defined in the Merger Agreement) change its recommendation that Richfield’s stockholders approve and adopt the Merger Agreement and/or terminate the Merger Agreement, subject to complying with notice and other specified conditions, including giving Stratex the opportunity to propose changes to the Merger Agreement in response to such Superior Proposal.  If Richfield’s board of directors changes its recommendation that Richfield’s stockholders approve and adopt the Merger Agreement, Stratex may terminate the Merger Agreement. If the Merger Agreement is terminated by Stratex because of a change in the recommendation by Richfield’s board of directors or by Richfield in connection with a Superior Proposal, and in certain other circumstances, Richfield is obligated to pay Stratex a termination fee of $3,000,000. If all of the conditions to the Merger have been satisfied and Stratex does not proceed to consummate the Merger, Stratex is obligated to pay Richfield a termination fee of $1,000,000.

The Merger Agreement contains certain other termination rights for each of Stratex and Richfield, including the right of each party to terminate the Merger Agreement if the Merger has not been consummated by the “end date” of September 30, 2014, subject to each party’s right to extend the end date until November 30, 2014 if all closing conditions (other than receipt of Richfield’s shareholder approval or the failure of the Form S-4 registration statement to be declared effective) have been satisfied by September 30, 2014.

The foregoing description of the Merger Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

A copy of the Merger Agreement has been included as an exhibit to this Current Report on Form 8-K to provide investors with information regarding its terms.  It is not intended to provide any other factual information about Stratex, Richfield or any of their respective subsidiaries or affiliates.  The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates; were made solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures; may not have been intended to be statements of fact, but rather, as a method of allocating contractual risk and governing the contractual rights and relationships between the parties to the Merger Agreement; and may be subject to standards of materiality applicable to contracting parties that differ from those applicable to investors.  Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Stratex, Richfield or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Stratex’ or Richfield’s public disclosures.

Loan Agreement

On May 6, 2014, Stratex, Richfield, and certain of Richfield’s subsidiaries entered into a Note and Security Agreement (the “Loan Agreement”) providing for advances of up to $3,000,000 by Stratex to Richfield and its subsidiaries.  Of the total amount that may be advanced under the Loan Agreement, up to $2,000,000 is available to fund those costs of Richfield’s Kansas work program which are approved by Stratex, $400,000 must be used to pay certain liabilities of Richfield and its subsidiaries, up to $100,000 may be used to acquire additional oil and gas leases in Utah, and the remainder may be used for general corporate purposes.

Advances made under the Loan Agreement bear interest at an annual rate of 6% and must be repaid upon the earlier of (1) November 30, 2014, (2) ten business days after the consummation of the Merger, and (3) Richfield’s entry into a Superior Proposal (as defined in the Merger Agreement).

The obligations of Richfield and its subsidiaries under the Loan Agreement are secured by security interests and mortgages in all of their assets.

The foregoing description of the Loan Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Loan Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Voting Agreements

 On May 6, 2014, each member of Richfield’s Board of Directors (and certain members of their immediate family), each of its executive officers and it’s largest creditor, owning an aggregate of approximately 46% of Richfield’s outstanding common stock, have executed and delivered to Stratex Voting Agreements in which each agreed to vote their Richfield stock in favor of the Merger and the transactions contemplated in Merger Agreement.  These stockholders have also agreed with Stratex to vote their shares against certain transaction proposals that could interfere with or impede the Merger, and not to sell or transfer their shares. The Voting Agreements will terminate if the Merger Agreement terminates. The Richfield stockholders who have entered into these voting agreements are Alan D. Gaines, Richfield’s former Chairman of the Board, Douglas C. Hewitt, Sr., its President, Chief Executive Officer and Director, Glenn MacNeil, its Chief Financial Officer and Director, Michael Cederstrom, its General Counsel and Secretary, Joseph Tate, Director, Thomas Grimm, Director, John McFadden, Director and Wendell Lew, Richfield’s largest individual creditor.  The Voting Agreements are in each such person’s capacity as a stockholder only and do not affect such person’s rights or obligations in his capacity as a director or officer of Richfield.

The foregoing description of the Voting Agreements does not purport to be complete, and is qualified in its entirety by reference to the full text of the form of Voting Agreement, which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Lock-Up Agreements

On May 6, 2014, except for certain members of their immediate family, each Richfield stockholder who has entered into a Voting Agreement has also entered into a Lock-Up Agreement in which he agreed not to sell more than the greater of (x) 500,000 shares or (y) 10% of the shares owned by such individual of Stratex common stock, including Stratex common stock that he receives in connection with the Merger, for a period of six (6) months following the effective time of the Merger, subject to certain limited exceptions set forth in the Lock-Up Agreement.  Stephen Funk, our Chief Executive Officer, has also entered into a Lock-Up Agreement.

The foregoing description of the Lock-Up Agreements does not purport to be complete, and is qualified in its entirety by reference to the full text of the form of Lock-Up Agreement, which is filed herewith as Exhibit 10.3 and is incorporated herein by reference.

Employment Agreement with Alan Gaines

The description of the Employment Agreement set forth in Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Immediately following the execution of the Merger Agreement, Stratex entered into an Employment Agreement with Alan Gaines dated as of May 6, 2014 (the “Employment Agreement”), pursuant to which he agreed to serve as the Chairman of the Board of Directors of Stratex and was accordingly elected by the Stratex Board of Directors to serve as a director of Stratex and as the Chairman of its Board of Directors.

Previously, Mr. Gaines served as Executive Chairman of the Board of Directors of Richfield from May 2013 to May 6, 2014. The Board of Directors of both Richfield and Stratex determined that it would be in the best interests of both companies for Mr. Gaines to resign from Richfield and to join Stratex in order to facilitate the potential Merger.  Below is a summary of the material provisions of the Employment Agreement which summary is qualified in its entirety by reference to the full text of the Employment Agreement which is attached as Exhibit 10.4 to this Current Report on Form 8-K and incorporated by reference herein. Capitalized terms not defined herein shall have the meaning ascribed to them in the Employment Agreement.

The Employment Agreement provides for Mr. Gaines to serve as the Chairman of our Board of Directors, at an annual base salary of $350,000. The initial term of employment under the Employment Agreement is five (5) years, unless earlier terminated by us or the Executive by reason of disability, for cause, for “good reason,” change of control or otherwise.

In addition to his base salary, commencing January 1, 2015, Mr. Gaines will be eligible for a targeted annual performance bonus (“Bonus”) equal to 100% of his then applicable base salary, as determined by our Board, based upon certain performance criteria to be adopted by the Board upon the recommendation of Stratex’ compensation committee.  The actual Bonus may be less than or more than the target bonus based upon the assessment by the Board, in its sole and absolute discretion, of Mr. Gaines’ performance against such criteria. Notwithstanding the foregoing, in no event shall the Bonus awarded in any year exceed 200% of Mr. Gaines’ then applicable base salary.  We have also agreed to reimburse Mr. Gaines for all reasonable out of pocket expenses incurred by him in furtherance of company business.

Upon termination of Mr. Gaines without “cause”, upon his resignation for “good reason”, or upon his termination following a “change of control” (each as defined in his Employment Agreement) Mr. Gaines will be entitled to receive from us a severance payment equal to two and ninety nine one-hundredths times (2.99X) his then current base salary plus his then targeted annual bonus.  Mr. Gaines shall also be entitled to any unpaid Bonus from the preceding year of employment.

Mr. Gaines has agreed that, during the term of his employment and for a one-year period after his termination (other than termination by him for good reason or by us without cause), not to engage, directly or indirectly, as an owner, employee, consultant or otherwise, in any business engaged in the exploration, drilling or production of natural gas or oil within any five (5) mile radius from any property that we then have an ownership, leasehold or participation interest.  Mr. Gaines is further prohibited during the above time period from soliciting or inducing, directly or indirectly, any of our then-current employees or customers, or any customers of ours during the one year preceding the termination of his employment.

Mr. Gaines, age 59, brings approximately 30 years of experience as an energy investment and merchant banker. In 1983, Mr. Gaines co-founded Gaines, Berland Inc., a full service investment bank/advisory and brokerage, specializing in global energy markets, with particular emphasis given small to mid-capitalization public and private companies. Mr. Gaines’ sold his ownership in this entity in 1998.  In 2001 Mr. Gaines founded Dune Energy, Inc. (symbol: DUNR), a publicly traded independent E&P company, and served as the Chairman of the Board from 2001 to 2011.  Mr. Gaines also served as Chief Executive Officer of Dune Energy from its inception until April 2007.  From April 2005 until August 2008, he served as Vice-Chairman and from April 2005 until July 2008, Mr. Gaines served as a director of Baseline Oil & Gas.  From 2006 to 2010, Mr. Gaines served as a director of Cross Canyon Energy Corp., where he also served as Chief Executive Officer from April 2006 to September 2007 and as Chairman of the Board from April 2006 to May 2008.  From February 2011 until April 2011, Mr. Gaines served as Chairman of the Board of Strategic American Oil Corp. (now known as Hydrocarb Energy Corp., symbol: HECC), and from January 2012 until February 2014, Mr. Gaines served on the board of directors of Eagleford Energy Inc. (symbol: EFRDF), both independent E&P companies.  Mr. Gaines holds a B.B.A. in Finance from Baruch College and an M.B.A. in Finance (with distinction) from The Zarb School, Hofstra University Graduate School of Management.

Item 8.01.      Other Events.

On May 2, 2014, Stratex purchased from Richfield, an initial 1.5% undivided working interest in the Liberty # 1 well located in Juab County, Utah, along with certain leases covering approximately 447 mineral acres.  We paid $250,000 to Richfield as consideration for said interest.  Concurrently with the execution of the Merger Agreement, we purchased an additional 1.5% undivided working interest in the same assets for an additional $250,000.  By virtue of such purchase, Stratex was granted a right of first refusal to acquire from Richfield, or its affiliate HOI Utah Property Series, L.L.C.—HUOP Freedom Trend Series, an undivided three percent (3.00%) of 8/8ths out of its working interest in certain deep rights pertaining to the Utah Overthrust Project near Fountain Green, Utah.

A copy of the joint press release announcing the execution of the Merger Agreement and related transactions is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Important Additional Information about the Proposed Merger

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  In connection with the proposed transaction between Stratex and Richfield, Stratex and Richfield will file relevant materials with the Securities and Exchange Commission (the “SEC”), including a Stratex registration statement on Form S-4 that will include a proxy statement of Richfield that also constitutes a prospectus of Stratex, and a definitive joint proxy statement/prospectus will be mailed to stockholders of Richfield.  STOCKHOLDERS OF STRATEX ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT RICHFIELD STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE PROPOSED MERGER AND RELATED TRANSACTIONS.  Stockholders will be able to obtain free copies of the registration statement and the joint proxy statement/prospectus (when available) and other documents filed with the SEC by Stratex or Richfield through the website maintained by the SEC at http://www.sec.gov.  Copies of the documents filed with the SEC by Stratex will be available free of charge on Stratex’ website at www.stratexoil.com.

Stratex, its directors and certain of its executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction.  Information about the directors and executive officers of Stratex is set forth in its Annual Report on Form 10-K for the year ended December 31, 2013, which was filed with the SEC on March 31, 2014, its Current Report on Form 8-K filed with the SEC on April 16, 2014, and Item 5.02 of this Current Report on Form 8-K.  These documents can be obtained free of charge from the sources indicated above.  Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication regarding the proposed transaction between Stratex and Richfield, including any statements regarding the expected timetable for completing the transaction, benefits and synergies of the transaction, future opportunities for the combined company and products, and any other statements regarding Stratex’ and Richfield’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements made within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements are often, but not always, made through the use of words or phrases such as “may”, “believe,” “anticipate,” “could”, “should,” “intend,” “plan,” “will,” “expect(s),” “estimate(s),” “project(s),” “forecast(s)”, “positioned,” “strategy,” “outlook” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are the following: the timing to consummate the proposed transaction; the risk that a condition to closing of the proposed transaction may not be satisfied; the risk that a regulatory approval that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; Stratex’ ability to achieve the synergies and value creation contemplated by the proposed transaction; Stratex’ ability to promptly, efficiently and effectively integrate Richfield’s operations into those of Stratex; and the diversion of management time on transaction-related issues.  Additional information concerning these and other factors can be found in Stratex’ and Richfield’s respective filings with the SEC, including their most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  Stratex and Richfield assume no obligation to update any forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Item 9.01       Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION

2.1	Agreement and Plan of Merger dated May 6 2014 by and among Stratex Oil & Gas Holdings, Inc., Richfield Acquisition Corp., and Richfield Oil & Gas Company*

10.1	Note and Security Agreement dated May 6, 2014 by and among Stratex Oil & Gas Holdings, Inc., Richfield Oil & Gas Company, and the subsidiaries of Richfield Oil & Gas Company identified therein*

10.2	Form of Voting Agreement

10.3	Form of Lock-up Agreement

10.4	Employment Agreement dated May 6, 2014 by and between Stratex Oil & Gas Holdings, Inc. and Alan Gaines

99.1	Press Release

* Schedules have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Stratex agrees to furnish supplementally a copy of any omitted schedule to the SEC upon its request; provided, however, that Stratex may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEX OIL & GAS HOLDINGS, INC.

Date: May 7, 2014	By:	/s/ Stephen Funk
Name: Stephen Funk
Title: Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

2.1	Agreement and Plan of Merger dated May 6 2014 by and among Stratex Oil & Gas Holdings, Inc., Richfield Acquisition Corp., and Richfield Oil & Gas Company*

10.1	Note and Security Agreement dated May 6, 2014 by and among Stratex Oil & Gas Holdings, Inc., Richfield Oil & Gas Company, and the subsidiaries of Richfield Oil & Gas Company identified therein*

10.2	Form of Voting Agreement

10.3	Form of Lock-up Agreement

10.4	Employment Agreement dated May 6, 2014 by and between Stratex Oil & Gas Holdings, Inc. and Alan Gaines

99.1	Press Release

* Schedules have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Stratex agrees to furnish supplementally a copy of any omitted schedule to the SEC upon its request; provided, however, that Stratex may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule so furnished.